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                                                                   EXHIBIT 10.16

SPLIT-DOLLAR AGREEMENT

   THIS AGREEMENT made and entered into as of this 30th day of November, 1999, by and between American Software, Inc., a Georgia corporation (hereinafter referred to as the "Corporation"), and James Michael Edenfield as trustee of the J & N Edenfield Trust dated December 23, 1998 (hereinafter referred to as the "Trustee").

   WITNESSETH THAT:

   WHEREAS, James C. Edenfield is employed by the Corporation as its President and Chief Executive Officer (the "Employee"); and

   WHEREAS, the Corporation wishes to provide life insurance protection for the Employee in the event of the his death during the terms of this Agreement, and death benefits to the Trustee; and

   WHEREAS, the Corporation would like to acquire certain variable universal life insurance on the life of the Employee in the initial face amount of $2,043,952 and a term insurance policy in the initial face amount of $1,114,931 (total face amount of $3,158,883) which is described in Exhibit "A" attached hereto and by this reference made apart hereof (collectively, the "Policy") to be issued by National Life of Vermont National Life Insurance Company (the "Insurer").

   NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein, the parties hereto agree as follows:

     1. Ownership of Policy. The Corporation shall be the sole and absolute owner of the Policy, and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as may otherwise be provided herein.

     2. Beneficiary Designation. The Trustee may select the settlement option for payment of the death benefit provided under the Policy and the Trustee shall be the beneficiary to receive the portion of Policy proceeds in excess of the amount the Corporation is entitled to hereunder, by specifying the same in the beneficiary designation provision of the Policy. During the term of this Agreement, the amount the Corporation is entitled to shall be paid in one lump sum to the Corporation in an amount equal to the Corporation's basis in the Policy (the "Corporation's Premium Reimbursement"); the Corporation shall not terminate, alter or amend such designation without the express written consent of the Trustee. The parties hereto agree to take all action necessary to cause the beneficiary designation and settlement election provisions of the Policy to conform to the provisions hereof.

     3. Policy Dividends. Any dividend declared on the Policy shall be applied to purchase paid-up additional insurance on the life of the Employee. The parties hereto agree that the dividend election provisions of the Policy shall conform to the provisions hereof.

     4. Payment of Premiums. On or before the due date of each Policy premium, or within the grace period provided therein, the Corporation shall pay to the Insurer the full amount of such premium, and shall, upon request promptly furnish the Trustee evidence of timely payment of such premium.

     5. Employee Compensation Portion. The excess of the premium payment over the annual cost of the current life insurance protection on the life of the Employee (measured by the lower of the PS 58 rate, set forth in Rev. Rul. 55-747, 1955-2, C.B. 228 or the corresponding applicable provision premium rate for annual renewable term insurance for standard risks) shall be included in the Employee's income for federal income tax purposes and reported to the Employee on federal tax form W-2.

     6. Designation of Policy Beneficiary/Endorsement. As of the execution date of the Agreement, the Corporation has executed a beneficiary designation form and/or an endorsement to the Policy, under the form used by the Insurer for such designations or endorsements; such beneficiary designation or
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  endorsement shall not be terminated, altered or amended by the Corporation, without the express written consent of the Trustee. The parties hereto agree to take all action necessary to cause such beneficiary designation or endorsement to conform to the provisions of this Agreement.

     7. Limitations on Corporation's Rights in Policy. Except as otherwise provided herein, the Corporation shall not surrender or cancel the Policy, change the beneficiary designation provisions thereof, nor change the dividend election thereof without, in any such case, the express written consent of the Trustee;

     8. Collection of Death Proceeds and Amount that the Trustee is Entitled to Collect.

       a. Upon the death of the Employee, the Corporation shall cooperate with the Trustee to take all action necessary to obtain the death benefit provided under the Policy; when such benefit has been collected and paid as provided herein, this Agreement shall thereupon terminate.

       b. Upon the death of the Employee, the Trustee shall have the unqualified right to receive a portion of such death benefit equal to the cash surrender value of the Policy, determined immediately prior to the date of death and, reduced by the Corporation's Premium Reimbursement, in the manner provided in the beneficiary designation provision of the Policy; the Corporation's Premium Reimbursement shall be paid to the Corporation.

     9. Termination of Agreement. This Agreement shall terminate during the Employee's lifetime, without notice, upon the occurrence of any of the following events: (a) the total cessation of the business of the Corporation; (b) the bankruptcy, receivership or dissolution of the Corporation; or (c) the termination of Employee's employment by the Corporation (other than by reason of his death). In the event of the termination of this Agreement, either the Trustee or the Employee may purchase the Policy from the Corporation for the Corporation's Premium Reimbursement.

     10. Insurer Not a Party. The Insurer shall be fully discharged from its obligations under the Policy by payment of the Policy death benefit to the beneficiary or beneficiaries named in the Policy, subject to the terms and conditions of the Policy. In no event shall the Insurer be considered a party to this Agreement, or any modification or amendment hereof. No provision of this Agreement, nor of any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying or in any other way affecting the obligations of the Insurer as expressly provided in the Policy, except insofar as the provisions hereof are made a part of the Policy by the beneficiary designation executed by the Corporation and filed with the Insurer in connection herewith.

     11. Named Fiduciary. In the event that this Agreement is deemed to be an Employee Welfare Benefit Plan, as such term is used in the Employee Retirement Income Security Act, the Corporation is designated the named fiduciary. The named fiduciary shall have the authority to control and manage the operation of this Agreement. The Corporation shall thereafter make all determinations concerning rights to benefits under this Agreement. Any decision by the Corporation denying a claim by the beneficiary for benefits under this Agreement shall be in writing and delivered or mailed to the Trustee. Such decision shall state the specific reasons for the denial. The Corporation shall afford a reasonable opportunity for a full and fair review of the decision denying such claim.

     12. Amendment. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

     13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and the Trustee, its successors and assigns.

     14. Notices. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent, or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent or demand.
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     15. Governing Law. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Georgia.

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, as of the day and year first above written.

                                          American Software, Inc.

                                              /s/ Vincent C. Klinges
                                          By: _________________________________
                                              CFO
                                          Its: ________________________________

ATTEST:

/s/ James McGuone
_________________________________
Secretary

                                          /s/ James Michael Edenfield
                                          _____________________________________
                                          James Michael Edenfield
                                          Trustee

                                          /s/ James C. Edenfield
                                          _____________________________________
                                          James C. Edenfield

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   The following life insurance policy is subject to the attached Split-Dollar
Agreement:

    Insurer: NATIONAL LIFE OF VERMONT NATIONAL LIFE INSURANCE COMPANY

    Insured: JAMES C. EDENFIELD

    Policy Number: C01000101

    Face Amount:  Universal Life--$2,043,952 Term Life--$1,114,931

    Date of Issue: August 1, 1999